SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Washington Mutual, Inc. (the “Company”) named David C. Schneider its new President, Home Loans and Executive Vice President, effective July 18, 2005, pursuant to an employment offer letter from the Company accepted by Mr. Schneider on June 29, 2005 (the “Letter”).  The key terms of the Letter are briefly summarized below.  The following summary description is qualified in its entirety by reference to the Letter, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

-	Duties. Mr. Schneider will have the title of Executive Vice President and President, Home Loans. He will report directly to the Company’s President and Chief Operating Officer.

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Compensation.  Mr. Schneider’s starting base salary will be $600,000, and his Leadership Bonus Plan annualized bonus target will be 150% of his base salary.  During 2005, Mr. Schneider’s bonus will be pro-rated based upon his start date.  The Company will pay Mr. Schneider a one-time signing bonus of $500,000 and a one-time relocation bonus of $500,000.  Both amounts must be repaid by Mr. Schneider, in whole or in part, if he voluntarily terminates his employment within 24 months.

-	Washington Mutual Equity. As part of his new hire package and after he begins his employment, Mr. Schneider will receive the following awards pursuant to the Company’s 2003 Equity Incentive Plan:

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An option to purchase 31,780 shares of Company common stock.  The option will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to Mr. Schneider’s continued employment by the Company.  The option will have an exercise price equal to the market closing price of one share of the Company’s common stock on the day before the grant date.

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Shares of Company restricted stock with a value of $375,000, as determined based upon the market value of one share of Company common stock as of the date of issuance.  The sale and transfer restrictions on these shares of restricted stock will lapse in three equal annual installments starting on the first anniversary of the date of issuance.  Shares still subject to the restrictions will be forfeited if Mr. Schneider’s employment by the Company ends prior to complete vesting.

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Shares of Company restricted stock with a value of $1,000,000, as determined based upon the market value of one share of Company common stock as of the date of issuance.  The sale and transfer restrictions on these shares of restricted stock will lapse on December 31, 2009, provided that the Company satisfies performance criteria to be specified in the award agreement.

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Employment Term.  Mr. Schneider will be an at-will employee of the Company, meaning that either he or the Company may terminate employment at any time, for any reason, and without cause or advance notice.

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Change in Control.  Mr. Schneider will receive the Company's standard executive officer employment (change in control) agreement providing for payment of an amount equal to three times Mr. Schneider's annual compensation and accelerated vesting of stock options in the event of a termination of employment within 36 months after a change in control of the Company.  A form of the agreement is filed as Exhibit 10.12 to the Company's Form 10-K filed on March 18, 1998.

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Other Benefits.  Mr. Schneider will be eligible to participate in other benefit arrangements available to the Company's executive officers, including the Company's pension, 401(k) and medcal benefit plans.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Employment Offer Letter, accepted by David Schneider on June 29, 2005.
	99.1	Press Release, dated June 30, 2005, announcing the appointment of David C. Schneider as Executive Vice President and President, Home Loans.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President